                                                                     EXHIBIT 5.1


                          GIBSON, DUNN & CRUTCHER LLP
                                Jamboree Center
                                  4 Park Plaza
                            Irvine, California 92614


                                 August 3, 2001



(949) 451-3800                                                     C 22453-00028


Diedrich Coffee, Inc.
2144 Michelson Drive
Irvine, California 92612

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We refer to the registration statement on Form S-3 (the "Registration Statement") filed by Diedrich Coffee, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of (i) 2,065,458 shares of common stock of the Company, par value $0.01 per share (the "Shares") and (ii) 499,997 shares of common stock, par value $0.01 per share, issuable upon the exercise of certain warrants (the "Warrant Shares").

        For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

        Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been validly issued, fully paid and nonassessable. We are also of the opinion that the Warrant Shares, when issued, delivered and paid for pursuant to and in accordance with the terms of the applicable warrant agreements, will be validly issued, fully paid and nonassessable.

        We render no opinion herein as to matters involving the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General

Diedrich Coffee, Inc.
August 3, 2001
Page 2

Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the foregoing opinions. This opinion is limited to the effect of the current state of the laws of the United States of America and, to the limited extent set forth above, the State of Delaware and to the current judicial interpretations thereof and to the facts bearing upon this opinion as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or interpretations thereof or such facts.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption, "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                            Very truly yours,



                                            /s/ GIBSON, DUNN & CRUTCHER LLP
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                                                GIBSON, DUNN & CRUTCHER LLP